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                                                                     Exhibit 5.1

May 29, 2001


Orion Power Holdings, Inc.
7 East Redwood Street, 10th Floor
Baltimore, Maryland 21202


Ladies and Gentlemen:

We have acted as counsel to Orion Power Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-1 (Registration No. 333-60796), as amended (the "Registration Statement"), relating to the proposed public offering (the "Offering") (1) by the Company of up to 12,337,077 shares of its common stock, par value $.01 per share (the "Common Stock"), (2) by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 2,612,923 shares of Common Stock and (3) by the Company of up to $230,000,000 principal amount of convertible senior notes due 2008 (the "Convertible Notes") and shares (the "Conversion Shares") of the Company's Common Stock issuable upon conversion of the Convertible Notes. The Convertible Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.5 to the Registration Statement (the "Indenture"), between the Company and Wilmington Trust Company as Trustee. All of the shares of Common Stock being offered in the Offering are hereinafter collectively referred to as the "Shares".

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof, the Registration Statement, each of the Prospectus relating to the Common Stock and the Prospectus relating to the Convertible Notes which form a part of the Registration Statement, the Indenture and originals or copies of such corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York, and we do not purport to express any opinion herein concerning any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
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Orion Power Holding, Inc.
May 29, 2001
Page 2


Based upon and subject to the foregoing, we are of the opinion that (1) the Shares being offered by the Company, when and if issued and sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable, (2) the Shares being offered by the Selling Stockholders, when and if sold under the circumstances contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable, (3) the Convertible Notes, when and if issued and sold under the circumstances contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity and (4) the Conversion Shares, when issued upon conversion of the Convertible Notes, will be legally issued, fully paid and non-assessable.

To the extent that the obligations of the Company as obligor under the Indenture may be dependent upon such matters, we have assumed for purposes of this opinion
(i) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the Indenture, (ii) that the Indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such Trustee, enforceable in accordance with its terms, (iii) that such Trustee is in compliance, generally and with respect to acting as a Trustee under the Indenture, with all applicable laws and regulations and (iv) that such Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP

STROOCK & STROOCK & LAVAN LLP